UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court, Suite 100 San Diego, California (Address of principal executive offices)	92121
(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 13, 2011, The Active Network, Inc. (the “Company”) CEO, Dave Alberga, and CFO, Scott Mendel, will make a presentation at ThinkEquity’s 8th Annual Growth Conference held at Le Parker Meridien in New York City. A copy of the presentation materials is available and a webcast of the presentation will be made available on the Company’s website. To access the presentation materials and a webcast of the Company’s presentation, visit www.investors.activenetwork.com.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair Active’s operating performance include, without limitation, Active’s ability to attract new customers and deepen relationships with existing customers; transition existing customers to ActiveWorks; develop a scalable, high performance technology infrastructure that can securely, efficiently and reliably handle increased usage globally; continue to manage and successfully integrate acquired businesses, applications and technologies; continue to build and support online communities and applications for activity and event participants; successfully introduce and deploy new features and functionality; and successfully expand our business outside of North America. More detailed information about Active’s risks are disclosed in the “Risk Factors” section contained in Active’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: September 12, 2011	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer
(principal financial and accounting officer)